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                       CONSENT OF JAMES F. ELDRIDGE, ESQ.

     I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in the Post-Effective Amendment No. 3 to the Registration Statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File No. 333-44956).

                                               /s/ James F. Eldridge
                                               ---------------------------
                                               James F. Eldridge, Esq.
                                               Executive Vice President,
                                               Corporate Legal; Secretary

April 24, 2003